Annex A

The following is a list of the executive officers and directors of BlackRock, Inc. (collectively, the “Covered Persons”), setting forth the present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted and citizenship for each such person.
Executive Officers
Name	Principal Occupation or Employment	Business Address	Citizenship
Laurence D. Fink	Chairman and Chief Executive Officer	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Robert S. Kapito	President	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Stephen Cohen	Senior Managing Director and Chief Product Officer	BlackRock, Inc. Drapers Gardens 12 Throgmorton Avenue London EC2N 2DL United Kingdom	U.K.

Marc Comerchero	Managing Director, Chief Accounting Officer and Global Controller	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Robert L. Goldstein	Senior Managing Director and Chief Operating Officer	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Caroline Heller	Senior Managing Director and Global Head of Human Resources	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

J. Richard Kushel	Senior Managing Director and Head of the Portfolio Management Group	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Rachel Lord	Senior Managing Director and Head of International	BlackRock, Inc. Drapers Gardens 12 Throgmorton Avenue London EC2N 2DL United Kingdom	U.K.

Christopher J. Meade	Senior Managing Director, Chief Legal Officer and General Counsel	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Martin Small	Senior Managing Director and Chief Financial Officer	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.
A-1

Directors
Name	Principal Occupation or Employment	Business Address	Citizenship
Laurence D. Fink	BlackRock, Inc. – Chairman and Chief Executive Officer	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Robert S. Kapito	BlackRock, Inc. – President	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Pamela Daley	General Electric Company – Former Senior Vice President of Corporate Business Development	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

William E. Ford	General Atlantic – Chairman and Chief Executive Officer	General Atlantic Park Avenue Plaza 55 East 52nd Street, 33rd Fl New York, NY 10055	U.S.

Fabrizio Freda	The Estée Lauder Companies Inc. – President and Chief Executive Officer	Estée Lauder Companies 767 Fifth Avenue, 40th Fl New York, NY 10153	Italy & U.S.

Murry S. Gerber	EQT Corporation – Former Executive Chairman, Chairman, President and CEO	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Margaret “Peggy” L. Johnson	Agility Robotics, Inc. – Chief Executive Officer	Agility Robotics 32114 Mallard Ave Tangent, OR 97389	U.S.

Cheryl D. Mills	BlackIvy Group LLC – President and Chief Executive Officer	BlackIvy Group LLC 2300 N Street NW Suite 630 Washington DC 20037	U.S.

Amin H. Nasser	Saudi Arabian Oil Company – President and Chief Executive Officer	P.O. Box 5000, Dhahran, 31311, Kingdom of Saudi Arabia	Saudi Arabia

Gordon M. Nixon	Royal Bank of Canada – Former President, CEO and Board Member	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	Canada

Adebayo Ogunlesi	Global Infrastructure Partners – Chairman and Chief Executive Officer	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S. & Nigeria

Kristin Peck	Zoetis Inc. – Chief Executive Officer	Zoetis Inc. 10 Sylvan Way Parsippany, NJ 07054	U.S.

Charles H. Robbins	Cisco Systems, Inc. – Chairman and Chief Executive Officer	Cisco Systems, Inc. 300 West Tasman Drive San Jose, CA 95134	U.S.

A-2

Name	Principal Occupation or Employment	Business Address	Citizenship
Marco Antonio Slim Domit	Grupo Financiero Inbursa, S.A.B. de C.V. – Chairman	Grupo Financiero Inbursa Av. Paseo de las Palmas, #736 Floor 1 Colonia Lomas de Chapultepec C.P. 11000, México D.F.	Mexico

Hans E. Vestberg	Verizon Communications Inc. – Chairman and Chief Executive Officer	Verizon Communications Inc. 1095 Avenue of the Americas New York, NY 10036	Sweden

Susan L. Wagner	BlackRock, Inc. - Former Vice Chairman	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	U.S.

Mark Wilson	Aviva plc – Former Chief Executive Officer; AIA Group Ltd – Former President and Chief Executive Officer	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	New Zealand

A-3